UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
April 13, 2007
Date of Report (Date of earliest event reported)
Matria Healthcare, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-20619	20-2091331

(Commission File Number)	(IRS Employer Identification No.)

1850 Parkway Place, Marietta, GA	30067

Address of Principal Executive Offices)	(Zip Code)
770-767-4500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On April 13, 2007, the Board of Directors of Matria Healthcare, Inc. (the “Company”) amended the Company’s bylaws to change the name of its compensation and stock option committee to the compensation committee (the “Committee”) and to alter some of the responsibilities of the Committee. The Committee must now review and recommend to the full Board for approval salaries, bonuses and other compensation for all officers designated by the Board as executive officers. Prior to the amendment, the Committee reviewed and approved salaries, bonuses and other compensation for all officers designated by the Board as executive officers.
     The amended bylaws are filed as Exhibit 3.1 hereof and incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits
(d)     Exhibits
     The following exhibit is furnished herewith:
     3.1     Amended Bylaws of Matria Healthcare, Inc.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matria Healthcare, Inc.

	By:	/s/ Parker H. Petit

Parker H. Petit Chairman and Chief Executive Officer

Dated: April 19, 2007

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

3.1	Amended Bylaws of Matria Healthcare, Inc.